SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 17, 1998



                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)


    Washington                   0-26088                     91-1744587
  (State or other              (Commission                  (IRS Employer
  jurisdiction of              File Number)               Identification No.)
 incorporation or
   organization)

         434 Olds Station Road, Wenatchee, WA                    98801
       (Address of Principal Executive Office)                 (Zip Code)


Registrant's telephone number,
including area code:                                         (509) 667-9600



          (Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant
----------------------------------------------------

     Moss Adams LLP was previously the principal independent accountant for Pacific Aerospace & Electronics, Inc. On April 17, 1998, the appointment of Moss Adams LLP was terminated, and KPMG Peat Marwick was engaged, as the Company's principal independent accountant. The decision to change principal independent accountants was approved by the audit committee of the Company's Board of Directors.

     In connection with the audits for fiscal years ended May 31, 1996 and May 31, 1997, and the subsequent interim period through April 17, 1998:

     (a) the reports of Moss Adams LLP contained no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles; and

     (b) there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Moss Adams LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


Item 7.  Financial Statements and Exhibits
------------------------------------------

     A.   Financial Statements

          None required.

     B.   Exhibit

          The letter from Moss Adams LLP required to be filed as an exhibit to this Current Report pursuant to Item 304(a)(3) of Regulation S-K shall be filed by amendment to this Current Report within the time period specified by such Item.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PACIFIC AEROSPACE & ELECTRONICS, INC.



                                       By: NICK A. GERDE
                                           -------------------------------------
                                           Nick A. Gerde
                                           Vice President Finance and Chief
                                           Financial Officer

Dated: April 22, 1998

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